UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 26, 2004
                                                         -----------------

                                NCRIC Group, Inc.
                                -----------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                       0-25505                  52-2134774
-----------------------------     ---------------------      -------------------
(State or Other Jurisdiction)     (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


1115 30th Street, N.W., Washington, D.C.                           20007
----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:  (202) 969-1866
                                                     --------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.     Other Events and Regulation FD Disclosure
            -----------------------------------------

     On February 27, 2004, NCRIC Group, Inc. issued a press release announcing the addition of Mr. Frank Ross to its Board of Directors. The press release is attached as Exhibit 99.2 to this report.

Item 7.     Financial Statements and Exhibits
            ---------------------------------

(a)  Financial Statements of businesses acquired. Not Applicable.

(b)  Pro forma financial information. Not Applicable.

(c)  Exhibits.

     The following Exhibits are attached as part of this report:

     99.1 Press Release of NCRIC Group,  Inc. dated February 26, 2004
     99.2 Press Release of NCRIC Group, Inc. dated February 27, 2004

Item 9.     Regulation FD Disclosure
            ------------------------

     In order to clarify a question and answer that occurred in the earnings conference call on Friday, February 27, 2004, we are providing the following information.

     We now understand that the question was a request for quantification of how much of the fourth quarter current year loss component of incurred losses was attributable to the re-estimation of earlier quarters of 2003. The response is approximately $4 million on a pre-tax basis.

Item 12.    Results of Operations and Financial Condition
            ---------------------------------------------

     On February 26, 2004, NCRIC Group, Inc. issued a press release relating to its earnings for the quarter and year ended December 31, 2003. The press release is attached as Exhibit 99.1 to this report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                               NCRIC GROUP, INC.



DATE: March 3, 2004       By:  /s/ Rebecca B. Crunk
                               --------------------------------------------
                               Rebecca B. Crunk
                               Senior Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

   99.1         Press Release of NCRIC Group, Inc. dated February 26, 2004
   99.2         Press Release of NCRIC Group, Inc. dated February 27, 2004